U.S. SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                            __________________



                                FORM 8-K


                             CURRENT REPORT
                     Pursuant to Section 13 or 15(d)
                 of the Securities Exchange Act of 1934


                            __________________



              Date of Report (Date of earliest event reported):
                              June 16, 1997


                                MVSI, Inc.
           (Exact name of registrant as specified in its charter)


                            __________________



        Delaware                    0-26614                 52-1707718
(State or other jurisdiction of   (Commission           (I.R.S. Employer
incorporation or organization)    File Number)         Identification No.)

        8133 Leesburg Pike, Suite 750, Vienna, VA           22182
        (Address of principal executive offices)          (Zip code)




                Registrant's telephone number, including area code:
                                 (703) 356-5353



            Former name or former address, if changed since last report:
                                        n/a



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                                     MVSI, INC.

                      INFORMATION TO BE INCLUDED IN THE REPORT





Item 1.   Changes in Control of Registrant.

          None.

Item 2.   Acquisition or Disposition of Assets.

          None.

Item 3.   Bankruptcy or Receivership.

          None.

Item 4.   Changes in Registrant's Certifying Accountant.

          None.

Item 5.   Other Events.

          On June 16, 1997, the Registrant (MVSI, Inc., Nasdaq: "MVSI") completed the acquisition of all of the outstanding stock of Expert, Inc. ("Expert"). Founded in 1991, Expert is a New York area based contract manufacturer and marketer of proprietary and generic computer systems products and services for advanced computer systems integration and networking. MVSI exchanged 300,000 shares of MVSI common stock for all the shares of common stock held by Expert's sole stockholder. The newly issued MVSI shares in the acquisition are restricted and may not be sold for at least one year from the date of issuance.

          For the eight months ended March 31, 1997, Expert had revenues of approximately $13 million and was profitable.


Item 6.   Resignation of Registrant's Directors.

          None.


Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

          In accordance with Regulation S-B, Item 310(c), the Registrant has determined that its acquisition of Expert, Inc. is not considered to be a significant business combination. As none of the criteria was met requiring the Registrant to provide financial statements or pro forma financial information, and that such financial statements and financial information are not readily available, the Registrant, is not required to, and has not provided such financial statements or financial information herein.


Item 8.   Change in Fiscal Year.

          None.

                                   SIGNATURES


   	 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        		 							       MVSI, INC.

Date:     June 27, 1997					                  	By: 	  EDWARD RATKOVICH
          -------------                               ----------------
									                                             Edward Ratkovich
								    	                                       Chairman of the Board



















































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